Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-4 on Form S-1 of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in First BanCorp’s Annual Report on Form 10 K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
San Juan, Puerto Rico
July 15, 2010